UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52778	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3129 BASS PRO DRIVE GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 28, 2007, GreenHunter Energy Inc. entered into two separate definitive agreements with MingYang Wind Power Technology Co., Ltd., based in Guang Dong Province, People’s Republic of China.
GreenHunter executed a Subscription and Equity Transfer Agreement whereby GreenHunter will acquire a 6.30% equity interest in MingYang for approximately $10 million USD. In addition, Wind Hunter, LLC., a wholly-owned subsidiary of GreenHunter Energy, Inc., has executed a landmark master turbine supply agreement with MingYang. The Company issued a press release announcing the agreements with MingYang on November 29, 2007. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit
Number	Exhibit Title
99.1	Press Release dated November 29, 2007 announcing the execution of the agreements with MingYang Wind Power Technology Co., Ltd.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
By:	/s/ Morgan F. Johnston
Morgan F. Johnston
Senior Vice President, General Counsel and Secretary

Date: December 3, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release dated November 29, 2007 announcing the execution of the agreements with MingYang Wind Power Technology Co., Ltd.